UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported):   April 20, 2004

IRIS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-110826	95-2579751
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

9172 Eton Avenue
Chatsworth, California 91311
(Address of principal executive offices) (Zip Code)

(818) 709-1244
(Registrant's telephone number, including area code)

Item 7.  Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
99.1	Press Release dated April 20, 2004.

Item 9.  Regulation FD Disclosure.

On April 20, 2004, IRIS International, Inc. issued a press release entitled "IRS Enters into Definitive Agreements for $12.5 Million Private Placement." A copy is attached as Exhibit 99.1 to this report and is incorporated herein by this reference.

The information in this Current Report on Form 8-K, including the exhibit, will not be treated as filed for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section. That information will not be incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2004	IRIS INTERNATIONAL, INC.
By: /s/ Martin Paravato Martin Paravato Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated April 20, 2004.